UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2024

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, William Lyon, a member of the Board of Directors (the “Board”) of Taylor Morrison Home Corporation (the “Company”), notified the Company of his decision to retire from the Board, effective November 30, 2024. Mr. Lyon’s decision to retire was not due to any disagreement between Mr. Lyon and the Company on any matter relating to the operations, policies or practices of the Company. The Company acknowledges the outstanding service rendered by Mr. Lyon during his tenure on the Board and wishes him continued success in the future.

Effective as of December 1, 2024, the Board, on the recommendation of its Nominating and Governance Committee (the “Nominating Committee”), appointed Fletcher Previn as an independent member of the Board to serve as a director until the Company’s annual meeting of stockholders to be held in 2025 and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Previn, age 50, has been the SVP & Chief Information Officer for Cisco since September 2022 and is an executive sponsor for Cisco’s work with various U.S. government agencies. Prior to that, Mr. Previn served as SVP & Chief Digital Officer for Cisco from March 2021 until September 2022. Prior to joining Cisco, Mr. Previn worked for IBM for over 15 years in multiple positions, most recently serving as Global Chief Information Officer from May 2017 until March 2021. Ms. Previn has a B.A. in political science from Connecticut College.

Under the Company’s annual compensation program for eligible directors, Mr. Previn will be entitled to receive the Company’s standard compensation provided to all the Company’s independent directors for service on the Board (currently an $85,000 annual cash retainer and an annual equity award with a grant date fair value of $175,000 and payable in the form of restricted stock units (“RSUs”)). Mr. Previn will also be entitled to participate in the Taylor Morrison Home Corporation Non-Employee Deferred Compensation Plan (the “Director Plan”). The material terms of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated (the “Incentive Plan”), the RSUs, the Director Plan and the deferred stock units issued under the Director Plan are the same as those described in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2024 and as provided in the Incentive Plan, the form of RSU award agreement, the Director Plan and the form of deferred stock unit agreement, each as previously filed with the SEC.

Mr. Previn has also entered into the Company’s customary indemnification agreement for directors and officers.

Item 7.01. Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release announcing the changes in the Board. A copy of the Company’s press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

99.1	Press release issued November 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: November 12, 2024